SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:

/ / Preliminary Proxy Statement       / / Confidential, for Use of the
/ / Definitive Proxy Statement            Commission Only (as permitted by
/x/ Definitive Additional Materials        Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
                (Name of Registrant as Specified in Its Charter)

           KARPUS MANAGEMENT, INC. d/b/a/ KARPUS INVESTMENT MANAGEMENT
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ / Fee computed on table below per Exchange Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable.
(2) Aggregate number of securities to which transaction applies: Not applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

          (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.

(4) Proposed maximum aggregate value of transaction: Not applicable.
(5) Total fee paid: Not applicable.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:  Not applicable.

      (2) Form, Schedule or Registration Statement No.:  Not applicable.
      (3) Filing Party:  Not applicable.

      (4) Date Filed:  Not applicable.

                                                               December 11, 1998

Dear Fellow Shareholder:

                  DON'T LET THE FUND'S MANAGEMENT MISLEAD YOU:

FACT: MANAGEMENT IS WASTING YOUR MONEY! The Fund spent $319,621 (yes, $319,621!) in legal fees last year, most of which was trying to prevent us from exercising our right to protest the Fund's poor performance. Even excluding this amount, it still cost the Fund approximately 2 1/2 times the industry average to run a bottom-ranked closed-end mutual fund.

FACT: THE FUND IS BOASTING AN INFLATED 12-MONTH INVESTMENT YIELD OF 8.85% by including "return of capital" to shareholders. Return of capital is not yield. It means they returning your own money to you! They are insulting you by boasting about their inflated yield.

FACT: THE FUND'S MANAGEMENT HAS ANNOUNCED THAT IT INTENDS TO BEGIN INVESTING UP TO 35% OF YOUR FUND'S ASSETS IN EQUITIES AND OTHER SECURITIES WITHOUT YOUR PERMISSION, even though Bull & Bear Group's three open end funds are among the worst in the business (the "Wall Street Journal", July 6, 1998).

FACT: IF THE FUND WERE TO CONVERT BACK TO AN OPEN END MUTUAL FUND TODAY, ALL SHAREHOLDERS WOULD BE IMMEDIATELY MORE WEALTHY. Upon conversion the Fund would trade at its Net Asset Value, which is currently $1.44 per share more than the current market value of the Fund's shares.

Our goal at the Annual Meeting is clear. We are a leading fixed-income money manager acting as the representative of owners of nearly 16% of the Fund's shares at the record date. We want to achieve better performance for the shareholders we represent by firing Bull & Bear Advisers and forcing the Fund to hire an investment manager that will take the necessary steps to generate real investment performance for all the Fund's shareholders.

Don't let Bull & Bear Advisers waste your money for another year. If you have not voted, or if you voted the Fund's white proxy card, please take a moment to vote: complete, sign, date and return the enclosed BLUE Proxy Card. The last completed card is the one that counts. If you are unsure whether your vote will reach the solicitor in time to be counted, please fax your proxy to Georgeson & Co. Inc. at (212 440-9009).

If you have any questions, please call us at 1-800-646-4005 any time between 8:30 a.m. and 5:30 p.m. If you need assistance in voting your shares, please contact our proxy solicitor, Georgeson & Co. Inc. at 800-223-2064. Thank you for your support.

Sincerely,


George W. Karpus

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                          IMPORTANT VOTING INFORMATION

  To support Karpus Investment Management against the current management PLEASE SIGN, DATE AND RETURN THE BLUE PROXY CARD TODAY IN THE ENCLOSED RETURN
     ENVELOPE OR FAX YOUR CARD DIRECTLY TO OUR SOLICITOR AT (212) 440-9009.

        If your shares of Common Stock are held in the name of a bank or brokerage firm, only that firm can execute a proxy card on your behalf.
             Please contact the person responsible for your account and instruct them to execute a BLUE proxy as soon as possible.

                               We recommend a vote
                     FOR Proposal 1, WITHHOLD on Proposal 2,
                  AGAINST Proposals 3 and 4 and FOR Proposal 5.

Even if you have already sent in Management's white proxy it is not too late to change your vote. Voting your BLUE proxy card today revokes any white proxy cards you may have previously returned.

         If you have questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

                            GEORGESON & COMPANY INC.
                                WALL STREET PLAZA
                               NEW YORK, NY 10005

                                 1-800-223-2064
--------------------------------------------------------------------------------

                             KARPUS MANAGEMENT, INC.

              RE: BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.

Dear Stockholder:

Please accept our thanks for sending in your BLUE Proxy Card.

To avoid the possibility of the validity of your BLUE Proxy Card being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and fax the enclosed new BLUE Proxy Card with the correction indicated below to (212) 440-9009 or return the BLUE Proxy Card in the self-addressed envelope provided for your convenience. This BLUE Proxy Card will automatically revoke any previous BLUE Proxy Card when it is returned to us.

|_| Your previous BLUE Proxy was unsigned. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

|_| Your previous BLUE Proxy was undated. (Please date, sign and return the new proxy in the enclosed envelope.)

|_| Your previous BLUE Proxy omitted your title or authority. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

|_| Your previous BLUE Proxy, as signed, did not conform to the name shown on the Proxy. (Please date and sign the BLUE Proxy Card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity. If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate their capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.)

|_| Your previous BLUE Proxy, as marked, did not clearly specify your instructions. (Please sign, date and clearly mark your proxy.)

| |   Other
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Since time is of the essence, we would greatly appreciate your signing, dating and faxing the enclosed BLUE Proxy Card to (212) 440-9009 as soon as possible or mail it in the envelope provided for your convenience. Once again, we greatly appreciate your support.

Sincerely,


KARPUS MANAGEMENT, INC.